UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2015

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

190 East Capitol Street, Suite 400, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 22, 2015, EastGroup Properties, Inc. (the “Company”) appointed Marshall A. Loeb, 52, as President and Chief Operating Officer of the Company, effective March 1, 2015 under an executive succession plan discussed in more detail below. Mr. Loeb will become President and Chief Executive Officer January 1, 2016 and will succeed David H. Hoster II, who has been President of the Company since 1994 and its CEO since 1997. Mr. Hoster will remain on the Board and become its Chairman January 1, 2016. Also, as part of this transition, Leland R. Speed, who is currently Chairman of the Board of Directors, has agreed to remain on the Board as its Chairman Emeritus. Both of these changes are subject to Mr. Hoster and Mr. Speed being reelected as Directors by the stockholders, and elected by the Board to these positions. Mr. Speed has been a Director of the Company since 1978, Chairman since 1983 and was Chief Executive Officer from 1983 to 1997.
Mr. Loeb joins the Company from Glimcher Realty Trust, where he served as President and Chief Operating Officer from 2005 to 2015. From 2000 to 2005, Mr. Loeb served as Chief Financial Officer of Parkway Properties, Inc. Mr. Loeb, who was with EastGroup from 1991 to 2000, began with the Company as an asset manager and rose to senior vice president after having a variety of responsibilities with the Company. He established EastGroup’s western regional office in Phoenix where he oversaw all the Company’s real estate activities in the western United States including acquisitions, development, leasing and property operations.
Mr. Loeb’s compensation for 2015, which was approved by the Compensation Committee, includes a base salary of $500,000 (annualized), a target cash bonus equal to 100% of base salary and target short- and long-term equity incentive awards in the form of restricted stock each equal to 75% of base salary for a total target compensation of $1,750,000 (annualized). The Company will also reimburse Mr. Loeb for the costs of relocation to Jackson, Mississippi. Mr. Loeb’s compensation for 2016, along with the Company’s other executive officers, will be established by the Compensation Committee in accordance with the Committee’s regular procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 27, 2015

EASTGROUP PROPERTIES, INC.

By: /s/ N. KEITH MCKEY
N. Keith McKey
Executive Vice President,
Chief Financial Officer, Treasurer and Secretary